UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report (Date of Earliest Event Reported):

June 28 , 2017

MONRO MUFFLER BRAKE, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (585) 647-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Execution of Supply Agreement

On June 28, 2017, the wholly-owned subsidiary of Monro Muffler Brake, Inc., (the “Company”), Monro Service Corporation (“MSC”), signed a three (3) year Supply Agreement with Valvoline LLC (“Valvoline”). The terms of the Supply Agreement are effective as of June 1, 2017. MSC purchases and supplies the products used at the retail locations operated by the Company. Under the Supply Agreement, Valvoline will continue as the exclusive supplier of the motor oils, greases, lubricants and other related products used by the Company at its retail locations.

The Company intends to file a copy of the Supply Agreement as an Exhibit to its quarterly report filed for the period ending June 24, 2017.

Item 1.02	Termination of Material Agreement

Simultaneous with the execution by MSC of the Supply Agreement with Valvoline on June 28, 2017, the Company and Ashland Consumer Markets, a commercial business unit of Ashhland Inc. n/k/a Valvoline agreed to terminate, effective immediately, the Supply Agreement, dated as of November 9, 2012, between the Company and Valvoline (the “Prior Agreement”). The parties agreed to the early termination because the Supply Agreement between MSC and Valvoline, described above, would replace the Prior Agreement in its entirety. Neither the Company nor MSC was subject to any penalties or other assessments as a result of the termination of the Prior Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO MUFFLER BRAKE, INC.
(Registrant)

July 5, 2017	By:	/s/ Maureen E. Mulholland
Maureen E. Mulholland
Vice President, General Counsel and Secretary